Exhibit 10.23

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is entered into effective as of as of January 10, 2011 by and between George Mainas (“Investor”) and Public Media Works, Inc., a Delaware corporation (‘PMW” or the “Company”), with reference to the following facts:

WHEREAS, Investor desires to convert certain outstanding debt obligations of the Company and purchase shares of Company Common Stock, $0.001 par value (the “Common Stock”) and warrants to purchase Common Stock, and the Company desires to convert such debt and sell shares of Common Stock and warrants to the Investor based on the terms and representations contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Investor and the Company agree as follows:

1. Payment of Purchase Price; Issuance of Common Stock and Warrants.

(a) In exchange for Investor’s payment in the amount of $129,304.87 through the conversion of outstanding debt as described in Section 2(a) below, the Company shall (i) issue Investor 172,406 shares of Common Stock at a price of $.75 per share; and (ii) issue Investor warrants (the “Warrants”) to purchase up to 172,406 shares (in whole or in part) of Common Stock at an exercise price $1.00 per share. The warrants shall be issued to Investor pursuant to the terms of a mutually agreeable Warrant Agreement which shall provide for a 3 year term and cash exercise. The Company shall issue the stock certificate to the Investor as provided on the signature page.

(b) Investor and Company have agreed that the payment of the purchase price for the Common Stock and Warrants shall be paid through the conversion of the following outstanding debt obligations from the Company to Investor:

Current payables:	$58,129.87
Loan:	$42,000.00
Accrued interest:	$29,175.00

$129,304.87

2. Piggyback Registration Rights. If at any time within the six (6) month period after the date hereof, that PMW shall determine to prepare and file with the United States Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “1933 Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then PMW shall send to Investor written notice of such determination and, if within fifteen calendar days after receipt of such notice, Investor shall so request in writing, and subject to PMW’s receipt of all reasonably requested documentation from Investor relating to the registration statement, PMW shall include in such registration statement all or any part of the Common Stock (and Common Stock underlying the Warrants) that Investor requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. The obligations of PMW under this Section 2 may be waived by Investor or any of the Securities entitled to registration rights under this Section 2. The obligations of PMW hereunder are subject to the completion and execution by Investor of all reasonably required documentation from PMW relating to the completion of the registration statement. Notwithstanding anything to the contrary herein, the registration rights granted hereunder to Investor shall not be applicable for such times as the Securities may be sold by Investor without restriction pursuant to Section 144 of the 1933 Act.

3. Investor Representations. The Company is issuing the Common Stock and Warrants, and will issue the Common Stock underlying the Warrants (collectively, the “Securities’) to Investor in reliance upon the following representations made by Investor:

(a) Investor acknowledges and agrees that the Securities are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Investor acknowledges and agrees that (i) the Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not yet been registered under the Securities Act, and (ii) the Securities may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b) Investor acknowledges and agrees that (i) the registrar or transfer agent for the shares of Common Stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with, and (ii) any shares of Common Stock in the form of definitive physical certificates will bear a restrictive legend.

(c) Investor acknowledges and agrees that: (a) the Securities are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Investor is acquiring the Securities solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Investor is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Securities; (d) Investor has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the Securities; (e) Investor is able to bear the economic risk and lack of liquidity inherent in holding the Securities; (f) Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, and the attached ACCREDITED INVESTOR QUESTIONNAIRE has been completed by Investor truthfully and accurately; and (g) Investor either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Investor’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Securities.

(d) Investor’s investment in the Company pursuant to the Securities is consistent, in both nature and amount, with Investor’s overall investment program and financial condition. Investor has had the opportunity to review the Company’s public reports filed with the Securities and Exchange Commission which contain the most recent public information regarding the Company (the “SEC Filings’), and which include certain risk factors related to the Company and an investment in the Company. Investor has not been furnished any literature other than the SEC Filings and is not relying on any information, representation or warranty by the Company or any of its affiliates or agents, other than information contained in the SEC Filings, in determining whether to purchase the Securities.

(e) Investor’s principal residence/principal place of business is in the state identified on the signature page below.

4. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of California.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission or by electronic transmission in PDF format, all of which taken together shall constitute a single instrument.

This Agreement is entered into and effective as of the date first written above.

COMPANY:

Public Media Works, Inc.

By:	/s/ Ed Roffman
Ed Roffman, CFO

INVESTOR:

/s/ George Mainas
George Mainas

Name

For Certificate:	George Mainas

Address:

[Signature Page to PMW Subscription Agreement]

ACCREDITED INVESTOR QUESTIONNAIRE

Public Media Works, Inc. is relying upon the following representations and warranties of the undersigned (the “Investor”) in issuing shares of its common stock and warrants (the “Securities”):

Please check the applicable box –

A. The undersigned is an accredited investor by reason of coming within one of the following categories:

___	1. A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of the undersigned’s receipt the shares exceeds $1,000,000 (excluding the value of the Investor’s residence);

___	2. A natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in the two most recent years and reasonably expects to have individual income reaching the same level in the current year;

___	3. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3)(a)(5)(A) of the Securities Act. whether acting in its individual or fiduciary capacity;

___	4. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___	5. An insurance company as defined in Section 2(13) of the Securities Act:

___	6. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

___	7. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___	8. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees. if such plan has total assets in excess of $5,000,000;

___

9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	11. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

___	12. An executive officer or director of Public Media Works, Inc.

___	13. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in Public Media Works, Inc.; or

___	14. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this category only, a list of the equity owners of the undersigned, and each such equity owner should complete a copy of this questionnaire.

The undersigned has executed this Accredited Investor Questionnaire this 10th day of January 2011.

INVESTOR:

/s/ George Mainas
George Mainas

[Signature Page to PMW Accredited Investor Questionnaire]